                                  EXHIBIT (II)
                                  ------------

                             EPS Computation - 1997



Net Income........................................................$5,175,208

Less: Preferred Stock Dividends...................................(3,620,880)
                                                                  ----------

Net Income Applicable to Common Stock.............................$1,554,328
                                                                  ==========

Weighted Average Common Shares Outstanding.........................2,103,993

Earnings per Common Share.........................................$      .74
                                                                  ==========